Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A, into the Company's previously filed Registration Statements on Form S-8 (File nos. 033-70870 and 333-84295).


ARTHUR ANDERSEN LLP



San Francisco, California


October 28, 1999